Exhibit 99

                   Southcoast Financial Corporation
                             News Release
                      Southcoast Celebrates
         Eighth Anniversary  and Announces Midyear Earnings

Mt. Pleasant, S.C., July 20, 2006 / PRNewswire / - Southcoast Financial Corporation (NASDAQ: SOCB) celebrates today its eighth anniversary by announcing that it had unaudited net income of $2,816,000, or $0.52 per basic share, for the six months ended June 30, 2006. This compares to net income of $1,842,000, or $0.51 per basic share, for the six months ended June 30, 2005. The average shares included in the earnings per share calculation were 49.7% greater for the six months ended June 30, 2006, than for the six months ended June 30, 2005, primarily as a result of the completion of an offering of 1,610,000 additional shares of stock during the fourth quarter of 2005. Average shares outstanding for both periods have been adjusted for the 10% stock dividend issued May 26, 2006.

"Southcoast Financial Corporation is proud of what it has accomplished during its first eight years. Annual increases in earnings, expansion of our asset base and the increase in shareholder value are major accomplishments in our company's eight year history. We are also excited about our acquisition of the business of Charlestowne Mortgage, Charleston's oldest independently owned mortgage company," Chairman and Chief Executive Officer, L. Wayne Pearson said.

Total assets as of June 30, 2006 were $512.5 million compared to $412.9 million as of June 30, 2005, an increase of 24.1%. Loans, excluding loans held for sale, increased to $391.3 million, up 22.5% from $319.5 million as of June 30, 2005. Deposits grew 11.2% to $339.8 million over the same period.

"Asset quality remains strong. As of June 30, 2006, the ratio of nonperforming assets to total assets was 0.43% and the allowance for loan losses as a percentage of loans was 1.23%," Pearson noted.

For the quarter ended June 30, 2006 unaudited net income was $1,479,000, or $0.27 per basic share. This compares to net income of $953,000, or $0.26 per basic share, as of June 30, 2005. The average shares included in the earnings per share calculation were 48.8% greater for the three months ended June 30, 2006, than for the three months ended June 30, 2005, primarily as a result of the completion of the aforementioned stock offering during the fourth quarter of 2005. The average shares included in the earnings per share calculation for both periods have been adjusted for the earlier referenced 10% stock dividend.

Non interest income and non interest expense for the quarter and six months ended June 30, 2006, were higher than normal due to several non- regularly recurring income and expense items.

Our bank subsidiary, Southcoast Community Bank, currently has eight branches opened. A new branch is planned to open in the fourth quarter of 2006 on Sam Rittenberg Boulevard in the West Ashley area of Charleston. In the first half of 2007 a third Mt. Pleasant branch is planned at the intersection of Highway 17N at Park West and South Morgans Point Road. "Our branch expansion program and maturity of our current branches over the next several years will be the foundation of the corporation's continued growth," Pearson noted. We currently are acquiring future locations for our announced expansion into the Hilton Head, SC market. We anticipate opening offices in Hilton Head in 2007.

Southcoast Financial Corporation, headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on NASDAQ under the symbol SOCB. Information about the corporation is available on our web site,www.southcoastbank.com.

This press release  contains  forward-looking  statements  about branch openings
within  the  meaning  of  the   Securities   Litigation   Reform  Act  of  1995.
Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking-statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

SOURCE   Southcoast Financial Corporation
/ Contact William C. Heslop, Senior Vice President and
   Chief Financial Officer, (843) 216-3019

                        Southcoast Financial Corporation
                             SELECTED FINANCIAL DATA
                (dollars in thousands, except earnings per share)

                                                                          Year
                                              Six Months Ended           Ended
                                              ----------------           -----
                                              June        June            Dec.
                                              2006        2005           2005
                                              ----        ----           ----
                                                (Unuadited)
INCOME STATEMENT
 DATA
   Net interest income ...............   $    8,245    $    6,481    $   13,914
   Provision for loan losses .........          624           315           865
   Noninterest income ................        2,576           917         2,725
   Noninterest expenses ..............        5,637         4,320         9,243
   Net income ........................        2,816         1,842         4,189

PER SHARE DATA *
 Net income per share
    Basic ............................   $     0.52    $     0.51    $     1.06
    Diluted ..........................   $     0.52    $     0.50    $     1.06

BALANCE SHEET DATA
  Total assets .......................   $  512,546    $  412,867    $  476,599
  Total deposits .....................      339,817       305,485       311,554
  Total loans (net) ..................      386,539       315,757       371,656
  Investment securities ..............       70,109        28,062        35,203
  Total earning assets ...............      480,780       384,465       440,942
  Advances from FHLB .................       67,000        55,000        67,000
  Junior subordinated debentures .....       21,655        11,345        21,655
  Shareholders' equity ...............       75,884        38,814        73,315

Average shares outstanding
  Basic ..............................    5,452,100     3,642,156     3,941,199
  Diluted ............................    5,457,386     3,647,878     3,945,882

Key ratios **
  Return on assets ...................         1.21%         0.96%         1.04%
  Return on equity ...................         7.55%         9.81%         9.28%
  Equity to asset ratio ..............        14.81%         9.74%        15.38%
  Non-performing assets to assets ....         0.43%         0.16%         0.12%
  Reserve to loans ...................         1.23%         1.16%         1.14%
  Net interest margin ................         3.74%         3.60%         3.69%

  Employees ..........................           97            86            96
  # of accounts ......................       11,109        10,022        10,728
  # of offices open ..................            8             7             8
  # of offices under construction ....            1             1             0
  # of office sites purchased ........            1             1             1
  ATM stand alone ....................            1             1             1

     * Share and per share data has been adjusted for 10% stock dividends in 2006, 2005, 2004, 2002, 2001 and a 15% dividend in 2003.
    ** Ratios for three months are annualized

                        Southcoast Financial Corporation
                             SELECTED FINANCIAL DATA
                (dollars in thousands, except earnings per share)

                                                              Year                 Year                Year                  Year
                                                              Ended                Ended               Ended                 Ended
                                                               Dec.                 Dec.                Dec.                  Dec.
                                                              2004                  2003                2002                 2001
                                                              ----                  ----                ----                 ----
INCOME STATEMENT
 DATA
   Net interest income .........................          $   10,692           $    7,858           $    5,458           $    4,236
   Provision for loan losses ...................               1,146                  735                  480                  321
   Noninterest income ..........................               2,700                1,711                1,767                1,137
   Noninterest expenses ........................               7,966                6,171                4,866                4,043
   Net income ..................................               2,982                1,704                1,147                  646

PER SHARE DATA *
 Net income per share
    Basic ......................................          $     0.83           $     0.76           $     0.57           $     0.36
    Diluted ....................................          $     0.82           $     0.74           $     0.55           $     0.35

BALANCE SHEET DATA
  Total assets .................................          $  366,103           $  253,217           $  181,169           $  124,309
  Total deposits ...............................             258,153              166,212              132,655               81,856
  Total loans (net) ............................             293,208              199,733              134,729               95,737
  Investment securities ........................              24,831               22,048                7,263                8,183
  Total earning assets .........................             344,482              238,009              168,225              113,323
  Advances from FHLB ...........................              58,000               41,100               23,500               30,400
  Junior subordinated
   debentures ..................................              11,345               11,345               11,345                    0
  Shareholders' equity .........................              36,571               33,410               12,709               11,549

Average shares outstanding
  Basic ........................................           3,586,523            2,246,398            2,021,109            1,775,289
  Diluted ......................................           3,637,618            2,299,766            2,102,388            1,831,712

Key ratios **
  Return on assets .............................                0.98%                0.79%                0.78%                0.59%
  Return on equity .............................                8.56%               10.43%                9.45%                6.69%
  Equity to asset ratio ........................                9.99%               13.19%                7.01%                9.29%
  Non-performing assets to
   assets ......................................                0.27%                0.04%                0.06%                0.66%
  Reserve to loans .............................                1.15%                1.18%                1.21%                1.25%
  Net interest margin ..........................                3.78%                3.90%                4.02%                4.21%

  Employees ....................................                  77                   68                   61                   50
  # of accounts ................................               9,391                7,814                6,899                4,975
  # of offices open ............................                   7                    5                    5                    4
  # of offices under
   construction ................................                   0                    2                    0                    1
  # of office sites purchased ..................                   2                    1                    2                    1
  ATM stand alone ..............................                   1                    0                    0                    0

     * Share and per share data has been adjusted for 10% stock dividends in 2006, 2005, 2004, 2002, 2001 and a 15% dividend in 2003.
    ** Ratios for three months are annualized

                        Southcoast Financial Corporation
                       Consolidated Statement of Condition
                  (Dollars in thousands, except per share data)

                                                       June 30          June 30           Dec. 31          Dec. 31          Dec. 31
                                                        2006              2005             2005             2004             2003
                                                        ----              ----             ----             ----             ----
                                                     (Unaudited)       (Unaudited)
Assets
Cash and due from banks .......................       $ 14,149         $ 14,118         $ 14,378         $ 11,853         $  5,550
Federal Funds sold ............................         11,682           25,074           16,964            4,236           12,031
Investments ...................................         70,109           28,062           35,203           24,831           22,048
Loans held for sale ...........................          1,665            5,176            9,275           12,009              427
Loans:
 Commercial ...................................        185,663          151,450          171,195          144,908          113,621
 Mortgage .....................................        196,430          164,204          196,129          148,144           84,214
 Consumer .....................................          9,276            3,823            8,602            3,559            4,274

  Total loans .................................        391,369          319,477          375,926          296,611          202,109
Less: Allowance for loan
 Losses .......................................          4,830            3,720            4,270            3,403            2,376

Net loans .....................................        386,539          315,757          371,656          293,208          199,733
Fixed assets ..................................         21,183           17,791           19,898           14,844            9,412
Other assets ..................................          7,219            6,889            9,225            5,122            4,016

    Total Assets ..............................       $512,546         $412,867         $476,599         $366,103         $253,217

Liabilities & Shareholders' Equity
Deposits:
 Noninterest bearing ..........................       $ 39,923         $ 48,153           38,754         $ 27,955         $ 19,646
 Interest bearing .............................        299,894          257,332          272,800          230,198          146,567

  Total deposits ..............................        339,817          305,485          311,554          258,153          166,213
Other borrowings ..............................         74,602           55,000           67,000           58,000           41,100
Trust Preferred debt ..........................         21,655           11,345           21,655           11,345           11,345
Other liabilities .............................            588            2,223            3,075            2,034            1,149

   Total liabilities ..........................        436,662          374,053          403,284          329,532          219,807

Shareholders' Equity
 Common Stock .................................         75,249           37,837           70,268           34,081           33,298
 Retained Earnings ............................            635              977            3,047            2,490              112

   Total shareholders'
    equity ....................................         75,884           38,814           73,315           36,571           33,410

   Total Liabilities and
    Shareholders' Equity ......................       $512,546         $412,867         $476,599         $366,103         $253,217

Book value per share ..........................       $  13.88**       $  10.58**       $  13.45**       $  10.17**       $   9.36**

Allowance for loan losses
 to Loans Ratio ...............................           1.23%            1.16%            1.14%            1.15%            1.18%

     ** Adjusted for 10% stock dividends in 2006, 2005, and 2004

                        Southcoast Financial Corporation
                          Consolidated Income Statement
                (Dollars in thousands, except earnings per share)

                                                                    Six Months Ended                         Three Months Ended
                                                                    ----------------                         ------------------
                                                            June 30,                June 30,             June 30,           June 30,
                                                              2006                    2005                 2006               2005
                                                              ----                    ----                 ----               ----
                                                           (Unaudited)             (Unaudited)         (Unaudited)       (Unaudited)
Interest Income
 Interest and fees on  loans ...................           $   13,752           $    9,963           $    7,018           $    5,110
 Interest on investments .......................                1,164                  616                  724                  335
 Interest on Fed funds sold ....................                  294                  237                  189                  121

   Total interest income .......................               15,210               10,816                7,931                5,566

Interest expense ...............................                6,965                4,335                3,712                2,232

   Net interest income .........................                8,245                6,481                4,219                3,334
Provision for loan losses ......................                  624                  315                  305                  144

   Net interest after provision ................                7,621                6,166                3,914                3,190

Other noninterest income .......................                2,576                  917                1,790                  451

   Total operating income ......................               10,197                7,083                5,704                3,641

Noninterest expense
 Salaries and benefits .........................                3,423                2,489                1,946                1,232
 Occupancy and equipment .......................                  892                  716                  504                  373
 Other expenses ................................                1,322                1,115                  781                  617

   Total noninterest expense ...................                5,637                4,320                3,231                2,222

Income before taxes ............................                4,560                2,763                2,473                1,419

Income tax expense .............................                1,744                  921                  994                  466

Net income .....................................           $    2,816           $    1,842           $    1,479           $      953

Basic net income per common share ..............           $     0.52           $     0.51           $     0.27           $     0.26

Diluted net income per common share ............           $     0.52           $     0.50           $     0.27           $     0.26

Average number of common shares
    Basic ......................................            5,452,100            3,642,156            5,453,091            3,665,022
    Diluted ....................................            5,457,386            3,647,878            5,458,392            3,671,478